Exhibit 99 (a)

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THE PERSON REQUESTING THE TRANSFER OF THIS DEBENTURE SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO BOK FINANCIAL CORPORATION, HEREIN CALLED THE "CORPORATION") TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT OR ANY SIMILAR OR SUPERSEDING STATUTE OR OF ANY APPLICABLE STATE SECURITIES LAW.

THIS DEBENTURE IS NOT A DEPOSIT AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS OBLIGATION MAY NOT BE REPAID PRIOR TO MATURITY, EITHER PURSUANT TO AN ACCELERATION IN EVENT OF DEFAULT OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER.

THIS DEBENTURE MAY NOT BE EXCHANGED FOR DEBENTURES OF SMALLER DENOMINATIONS.

                            BOK FINANCIAL CORPORATION
                                  $100,000,000
                             FIRST AMENDED DEBENTURE

                                December 2, 2009

WHEREAS, on July 21, 2009, BOK Financial Corporation, a corporation duly organized and existing under the laws of the State of Oklahoma ("Corporation") and George B. Kaiser entered into a debenture wherein the Corporation promised to pay to the order of George B. Kaiser $188,000,000 upon the terms contained therein (the "Original Debenture");

WHEREAS, the Corporation and George B. Kaiser wish to amend the terms of the Original Debenture, voiding the Original Debenture and replacing it in its entirety with this First Amended Debenture ("First Amended Debenture").

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

The Corporation, for value received, hereby promises to pay to the order of George B. Kaiser, the sum of One Hundred Million and no/100 Dollars ($100,000,000) or so much thereof as shall been advanced and remains outstanding and to pay interest on the unpaid balance of such principal sum at the rate and in the manner hereinafter provided. The Corporation may request advances, upon three days prior notice, under this First Amended Debenture from time to time provided (i) the total of all such advances of principal outstanding at any time shall not exceed $100,000,000 and (ii) the Corporation is not in default of any obligations arising under this Debenture.

The principal of and interest on this First Amended Debenture shall be payable at the principal office of the holder in Tulsa, Oklahoma, or at such other address as the holder of this First Amended Debenture shall from time to time designate.

This First Amended Debenture is payable as follows:

(a) The unpaid principal of this First Amended Debenture is due and payable on December 2, 2012.

(b) Interest shall be charged on the unpaid principal balance of this First Amended Debenture to the date of maturity on a daily basis for the actual number of days any portion of the principal is outstanding ("Outstanding Principal"), computed on the basis of a 360 day year, at a rate determined on the first day of each calendar month for the entire calendar month equal to (the "Note Rate") the LIBOR Rate (as hereinafter defined) per annum in effect from time to time. Interest shall be charged on $100,000,000 less the Outstanding Principal (calculated and paid in the same manner as interest on the Outstanding Principal) at the rate of fifty one-hundredths of one percent (0.500%). "LIBOR Rate" means (i) the one (1) month London Interbank Offered Rate ("LIBOR") as published in the Wall Street Journal on the first business days of each calendar month (even if the first business day occurs after the beginning of the calendar month) plus (i) two hundred fifty one-hundredths of one percent (2.500%). The Note Rate shall be determined each month and each change in the Note Rate shall become effective, without notice to the Maker (which notice is hereby expressly waived by the Maker) on the effective of such change. Interest owed on the Original Debenture from October 1, 2009 until December 2, 2009 shall be paid on December 31, 2009. The interest on this First Amended Debenture shall begin to accrue December 3, 2009 and is payable as it accrues on the last day of each March, June, September and December in each year, commencing December 31, 2009, until the principal amount hereof has been paid in full.

In the event of default hereunder and this Debenture is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Debenture is collected by suit or legal proceedings or through bankruptcy proceedings, the Corporation agrees to pay in addition to all sums then due hereon, including principal and interest, all expenses of collection, including reasonable attorneys' fees.

The Corporation hereby waives presentment and demand for payment, protest and notice of protest and nonpayment and agrees that liability hereunder or under any guaranty of payment hereof shall not be affected by any renewal(s) or extension(s) in time of payment hereof.

All references to the Corporation herein shall, and shall be deemed to, include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Corporation shall be binding upon its successors and assigns, whether so expressed or not.


IN WITNESS WHEREOF, the Corporation has caused this Debenture to be executed in its corporate name and in its behalf by its Chief Executive Officer, his signature to be attested by its Secretary and its corporate seal to be hereunto affixed and this Debenture to be dated, issued and delivered, all on the 2nd day of December, 2009, each of such officers being thereunto duly authorized.


ATTEST:                                        BOK FINANCIAL CORPORATION

/s/ Frederic Dorwart                           By   /s/ Stanley A. Lybarger
--------------------                                -----------------------
Frederic Dorwart, Secretary                         Stanley A. Lybarger,
                                                    Chief Executive Officer


                                                    George B. Kaiser

                                                    /s/  George B. Kaiser
                                                    -----------------------